                                                                    EXHIBIT 10.5

                   DEFERRED COMPENSATION MASTER PLAN AGREEMENT

      THIS AGREEMENT is made and entered into this 1st day of April, 2001, by Community First Bank & Trust, a banking corporation with principal offices and place of business in the State of Tennessee, hereinafter referred to as the "Corporation".

                                   WITNESSETH:

      WHEREAS, the Corporation wishes to establish a deferred compensation plan to provide additional retirement benefits for a select group of management and highly compensated employees; and

      WHEREAS, the Corporation intends that the Plan shall at all times be administered and interpreted in such a manner as to constitute an unfunded deferred compensation plan for a select group of management or highly compensated employees, so as to qualify for all available exemptions from the provisions of ERISA;

      NOW, THEREFORE, in consideration of the premises, the Corporation hereby adopts the following Deferred Compensation Plan.

                                  DEFINITIONS:

      ACCRUED BENEFIT. The sum of all amounts deferred hereunder by or on behalf of the Participant, including (i) any contributions made by the Corporation pursuant to paragraph 1.03 hereof, (ii) any interest credited to the Participant or his or her beneficiaries pursuant to this Plan and (iii) any investment earnings or losses credited pursuant to Article Four hereof, minus any distributions to such Participant or his or her beneficiaries hereunder.

      AFFILIATE. Any corporation, partnership, joint venture, association, or similar organization or entity, which is a member of a controlled group of corporations which includes, or which is under common control with, the Corporation under Section 414(b) or 414(c) of the Code.

      CALENDAR YEAR. January 1 to December 31.

      CODE. The Internal Revenue Code of 1986, as amended from time to time.

      COMPLETED YEAR OF SERVICE. One year of service shall mean twelve consecutive months of continuous employment with Community First Bank and Trust.

      EARLY RETIREMENT DATE. The date the Participant attains age 60.

      EFFECTIVE DATE. January 1, 2001.

      ELIGIBLE EMPLOYEE. Any employee of the Corporation or an Affiliate who is selected to participate herein in accordance with the provisions of paragraph
1.01 hereof.

      ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time.

      NORMAL RETIREMENT DATE. The date the Participant attains 65 years of age.

      PARTICIPANT. An Eligible Employee who is participating in the Plan.

      PLAN. This Plan, together with any and all amendments or supplements thereto.

      PLAN ADMINISTRATOR. The Board of Directors of the Corporation or their Designee.

      PLAN YEAR. The Calendar Year.

      RETIREMENT ACCOUNT. Book entries maintained by the Corporation reflecting the Participant's Accrued Benefit; provided, however, that the existence of such book entries and the Retirement Account shall not create, and shall not be deemed to create, a trust of any kind, or a fiduciary relationship between the Corporation and the Participant, his or her beneficiary, or other beneficiaries under this Plan.

      YEAR OF PLAN SERVICE. Shall mean a period of twelve (12) months of continuous employment with Community First Bank & Trust commencing with the Participant's date of hire.

                                   ARTICLE ONE

      1.01 ELIGIBILITY. (a) An employee is eligible to become a Participant in the Plan if such employee is designated as a Participant by the Board of Directors or the Plan Administrator, in their complete discretion and in writing. As a condition of participation, the Plan Administrator may require the employee to execute a participation agreement in (or similar to) the form annexed hereto as Exhibit B. (b) Once an employee becomes a Participant, he or she shall remain a Participant until his or her termination or employment with the Corporation and its Affiliates, and thereafter until all benefits to which he or she (or his or her beneficiary) is entitled under the Plan have been paid unless otherwise so provided herein. (c) In the case of any employee who first becomes a Participant after the Effective Date, the Plan Administrator shall specify the date as of which his or her participation shall commence.

      1.02 CORPORATE CONTRIBUTIONS. The Corporation will make contributions to the Participant's Retirement Account at the written direction of the Board of Directors in amounts determined at the sole discretion of the Board of Directors. The amounts so determined shall be credited to the Participant's Retirement Account within (30 days) after the date on which they are declared.

                                   ARTICLE TWO

      2.01 RESPONSIBILITY FOR ADMINISTRATION OF THE PLAN. (a) The Plan Administrator shall be responsible for the management, operation and administration of the Plan. The Plan Administrator may employ others to render advice with regard to its responsibilities under this Plan. It may also allocate its responsibilities to others and may exercise any other powers necessary for the discharge of the duties. (b) The primary responsibility of the Plan Administrator is to administer the Plan for the benefit of the Participants and their beneficiaries, subject to the specific terms of the Plan. The Plan Administrator shall administer the Plan in accordance with its terms and shall have the power to determine all questions arising in connection with the administration, interpretation and application of the Plan. Any such determination shall be conclusive and binding upon all persons. The Plan Administrator shall have all powers necessary or appropriate to accomplish its duties under the Plan.

      2.02 INFORMATION FROM CORPORATION. The Corporation and each Affiliate shall supply full and timely information to the Plan Administrator on all matters as may be required properly to administer the Plan. The Plan Administrator may rely upon the correctness of all such information as is so supplied and shall have no duty or responsibility to verify such information. The Plan Administrator shall also be entitled to rely conclusively upon all tables, valuations, certifications, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Plan Administrator with respect to the Plan.

      2.03 INVESTMENTS. The Plan Administrator shall determine, in its sole discretion, whether, and if so, to what extent, contributions made to the Plan on behalf of a Participant shall be invested in the funds selected by such Participant. In its discretion, the Plan Administrator may (i) hold contributions as part of its general assets and/or (ii) invest contributions in investments other than the funds selected by such Participant. The Employee agrees on behalf of himself or herself and his or her designated beneficiary to assume all risk in connection with any decrease in value of the funds which are invested or which continue to be invested in accordance with the provisions of this Agreement.

                                  ARTICLE THREE

      3.01 VESTING OF BENEFITS. In the event of the Participant's termination of employment for any reason other than termination "for cause" as defined in Paragraph 9.02, the Retirement Account balance attributable to Corporate Contributions under Paragraphs 1.02 and investment earnings or losses thereon, will vest according to the following schedule:

COMPLETED YEARS OF SERVICE        VESTED PERCENTAGE
--------------------------        -----------------
        0-10                            00.00%
        11 or more                     100.00%

                                  ARTICLE FOUR

      4.01 INVESTMENT EARNINGS OR LOSSES ON DEFERRED AMOUNTS. The Corporation hereby agrees that it will credit the Participant's Retirement Account in an amount equal to the investment earnings or losses attributable to such Participant's Retirement Account. The amount actually credited to the Participant's Retirement Account shall be determined at the sole discretion of the Plan Administrator as provided herein, regardless of whether the contributions are actually invested as directed by the Participant. If any federal, state or local tax is imposed on the Corporation or any Affiliate, attributable to investment earnings on any such fund, then the amount of such tax shall be charged to the Participant's Retirement Account.

      4.02 INVESTMENT OF AMOUNT CREDITED TO DEFERRED COMPENSATION ACCOUNT. While this agreement is an unfunded agreement to provide the Participant with deferred compensation, the Corporation shall nevertheless hold and/or invest all amounts credited to the Participant's Deferred Compensation Account as it sees fit in its sole discretion, including but not limited to the following:

      4.03 The Corporation may utilize and/or invest all or part of the amounts credited to the Participant's Deferred Compensation Account in any manner in it absolute discretion, including but not limited to life insurance, mutual funds, stocks, bonds, certificates of deposit, interest bearing accounts, etc., including all costs, premiums and fees associated therewith. The Corporation makes no representations or guarantees regarding any return on the investments made by the Corporation, and the Participant agrees to assume all risk in connection with any decrease in value of the funds which are invested or which continue to be invested in accordance with this Agreement.

      4.04 Any policy of life insurance acquired hereunder, if any, or other investment made in accordance with this Agreement shall be in such amounts and contain such terms as the Corporation, in its sole and absolute discretion, shall determine. For example, all or any amounts credited to the Participant's Deferred Compensation may be treated as used, but shall not be required to be used, to pay premiums on any life insurance policy on the Participant's life ("the policy") which may be used to reimburse the Corporation for all or part of the Deferred Compensation to be made pursuant to this Agreement. Any such policy may be in such face amount and contain such terms as the Corporation may determine in its sole discretion. Provided, however that the Corporation shall be under no obligation to purchase any life insurance policy or make any investments with any amounts credited to the Participant's Deferred Compensation Account.

      4.05 Title to and beneficial ownership of any policy of insurance or other investment purchased or obtained by the Corporation which it may earmark to pay its deferred compensation obligations to the Participant hereunder shall at all times remain in the Corporation, and the Participant shall not have any property interest whatsoever in any specific assets of the Corporation, including any Policy. The Participant's Deferred Compensation Account and any policy or investment obtained under any account of the Participant shall be subject to the claims of the Corporation's general creditors.

      4.06 Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon the Participant the right to continue to be employed by the Corporation in his or her present capacity or in any capacity. It is expressly understood that this Plan relates to the payment of deferred compensation for the Participant's services, payable after termination of his or her employment with the Corporation, and is not intended to be an employment contract.

      4.07 No Participant or beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part of all of the amounts payable hereunder. No such amounts shall be subject to seizure by any creditor of any such Participant or beneficiary, by a proceeding at law or in equity, nor shall such amounts be transferable by operation of law in the event of bankruptcy, insolvency or death of the Participant or beneficiary. Any such attempted assignment shall be void.

      4.08 It is expressly agreed and understood that the Participant shall have no right to any amounts associated with the Deferred Compensation Account established by the Corporation in the name of the Participant until and unless all terms and conditions of this Agreement are satisfied. The parties hereto specifically acknowledge that the Participant's Deferred Compensation Account is merely a book reserve maintained by the Corporation, and the amounts, if any, eventually to be payable by the Corporation as deferred compensation to the Participant under this Agreement, and the manner and extent of, and conditions on, of the Corporations' obligations to pay such amounts are set forth in
Article VI below.

                                  ARTICLE FIVE

      5.01 RETIREMENT BENEFIT. From and after the retirement of the Participant from the service of the Corporation or an Affiliate, upon reaching his or her Early Retirement Date or Normal Retirement Date, the Corporation shall thereafter pay to the Participant, his or her Accrued Benefit. Such benefit shall be payable in equal annual installments for a period of fifteen (15) years. The amount of each annual installment shall be determined at the sole discretion of the Plan Administrator based on the value of the Participant's Accrued Benefit at the date of retirement and on prevailing interest rates at that time. Such payments shall commence as of the first day of the first month following the Participant's attaining age 65.

      5.02 ACCELERATED PAYMENTS. The Plan Administrator may make payment of all or part of the Participant's Retirement Account balance before any payments would otherwise be due, if, based on a change in the federal tax or revenue laws, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a decision by a court of competent jurisdiction involving a Participant or a beneficiary, or a closing agreement made under 7121 of the Code that is approved by the Internal Revenue Service and involves a Participant, the Plan Administrator determines that a Participant has or will receive income under the Plan for federal income tax purposes with respect to amounts that are or will be payable under the Plan before they are to be paid to the Participant. In the event any such accelerated payment is determined to be necessary, all Participants will receive such accelerated payments in the same form of distribution.

                                   ARTICLE SIX

      6.01 DISABILITY RETIREMENT BENEFIT. The Participant shall be entitled to receive payments hereunder prior to his or her Normal Retirement Date if it is determined by a duly licensed physician selected by the Corporation that, because of ill health, accident, or disability, the Participant is no longer able properly and satisfactorily perform his or her regular duties as an employee. If the Participant's employment is terminated pursuant to this paragraph, the benefit payable hereunder shall be the vested value of the Participant's accrued benefit on the date of the physician's disability determination. The Disability Retirement Benefit payable under this Article shall be distributed in a lump sum on or about the first day of the third month following the determination of disability.

                                  ARTICLE SEVEN

      7.01 DEATH PRIOR TO RETIREMENT. In the event the Participant should die while actively employed by the Corporation at any time after the date of this Agreement but prior to his attaining the age of sixty-five (65) years, or such later date as may be agreed upon, the Corporation will pay Thirty Thousand dollars ($30,000.00) per year for a total of ten (10) years to such individual or individuals as the Participant may have designated in writing, filed with and been approved by the Corporation. The first payment shall be due on or about the first day of the third month following the month the decease of the Executive and the Corporation will pay a like sum on each anniversary of said date to the beneficiary until said beneficiary shall have received ten (10) payments of $30,000.00 each. In the absence of any effective designation of beneficiary any such amount becoming due and payable upon the death of the Executive shall be payable to his duly qualified executor or administrator. In the event that the Executive shall die prior to July 1, 2003 and that such death is the result of suicide, then, and in such event, the death benefits provided by the Article shall not be payable.

      7.02 DEATH BENEFIT AFTER COMMENCEMENT OF RETIREMENT BENEFITS. In the event of the Participant's death after the commencement of benefit payments, but prior to the completion of all such payments due and owing hereunder, the Corporation shall continue to make such payments, in installments over the remainder of the period specified in Article Five hereof that would have been applicable to the Participant had he or she survived. Such continuing payments shall be made to the Participant's designated beneficiary in accordance with the last such designation received by the Corporation from the Participant prior to his or her death. If no such designation has been received by the Corporation, such payments shall be made to the Participant's surviving legal spouse. If such spouse dies before receiving all payments to which he or she is entitled hereunder, then payments shall continue, for the remainder of the payment period, to such person or persons, including his or her estate, as he or she may designate in the last beneficiary designation received by the Corporation from such spouse prior to his or her death. If the Participant is not survived by a legal spouse, or if such spouse shall fail to so appoint, then said payments shall be made to the then living children of the Participant, if any, in equal shares. If there are no surviving children, the payments will be made to the estate of the later to die of the Participant and (if any) his or her legal spouse. Such continuing payments shall commence as of the first day of the first month following the Participant's death.

                                  ARTICLE EIGHT

      8.01 TERMINATION BENEFITS. In the event of the Participant's termination of employment with the Corporation or an Affiliate, for any reason other than disability, retirement, death, or termination for cause, the Corporation shall pay to the Participant a Termination Benefit as if he or she had retired on the date of termination. The amount payable shall be equal to the vest Accrued Benefit at the date of termination and shall be paid in accordance with the provisions of Article Five.

      8.02 TERMINATION FOR CAUSE. Termination "for cause" shall mean (i) conviction of robbery, bribery, extortion, embezzlement, fraud, grand larceny, burglary, perjury, income tax evasion, misapplication of company funds, false statements in violation of 18 U.S.C. Sec. 1001, and any other felony that is punishable by a term of imprisonment of more than one year, or (ii) any breach of the participant's duty of loyalty to the corporation, any acts of omission in the performance of his or her company duties not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction in the performance of his or her company duties from which the participant derived an improper personal benefit. In the event the Participant's employment is terminated for cause, no benefits of any kind will be due or payable under the terms of this Agreement and all rights under the Agreement of the Employee, his or her designated beneficiary, executors, or administrators, or any other person, to receive payments thereof shall be forfeited.

                                  ARTICLE NINE

      9.01 APPLICATION FOR HARDSHIP DISTRIBUTION. In the event that any Participant incurs a financial hardship, as hereinafter defined, such Participant may apply to the Plan Administrator for a hardship distribution. After the Participant's death, his or her beneficiary may apply for a hardship distribution, and references herein to the Participant shall include the beneficiary. The Plan Administrator shall consider the circumstances of each such case, and the best interests of the Participant and his or her family, and shall have the right, in its sole discretion, to allow such application, in full or in part, or to refuse to make a hardship distribution.

      9.02 AMOUNT OF DISTRIBUTION. In no event shall the amount of any hardship distribution exceed the amount determined by the Plan Administrator to be necessary to alleviate the hardship, including any taxes payable by the Participant as a result of receiving such hardship distribution, and which is not reasonably available from other resources of the Participant.

      9.03 FINANCIAL HARDSHIP. For purposes of this Article, a "financial hardship" means an immediate and heavy financial need of the Participant which is described in section 1.401(k)-1(d)(iv)(A) of the Treasury Department regulations relating to qualified cash or deferred arrangements.

      9.04 RULES ADOPTED BY PLAN ADMINISTRATOR. The Plan Administrator shall have the authority to adopt additional rules relating to hardship distributions. In administering these rules, the Plan Administrator shall act in accordance with the principle that the primary purpose of this Plan is to provide additional retirement income, not additional funds for current consumption.

      9.05 LIMIT ON NUMBER OF HARDSHIP DISTRIBUTIONS. No Participant may receive more than one hardship distribution in any Calendar Year.

                                   ARTICLE TEN

      10.01 BENEFICIARY DESIGNATION. The Participant shall have the right, at any time, to submit in substantially the form attached hereto as Exhibit C, a written designation of primary and secondary beneficiaries to whom payment under this Plan shall be made in the event of his or her death prior to complete distribution of the benefits payable. Each beneficiary designation shall become effective only when receipt thereof is acknowledged in writing by the Corporation. The Corporation shall have the right, in its sole discretion, to reject any beneficiary designation which is not in substantially the form attached here to as Exhibit C. Any attempt to designate a beneficiary, otherwise than as provided in this Article, shall be ineffective.

                                 ARTICLE ELEVEN

      11.01 NO TRUST CREATED. Nothing contained in this Plan, and no action taken pursuant to its provisions by any person shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Corporation and any other person.

      11.02 BENEFITS PAYABLE ONLY FROM GENERAL CORPORATE ASSETS: (UNSECURED GENERAL CREDITOR STATUS OF PARTICIPANT). (a) Payments to the Participant or any beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be part of the general, unrestricted assets of the Corporation; no person shall have any interest in any such asset by virtue of any provision of this Plan. The Corporation's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments form the Corporation under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Corporation; no such person shall have or acquire any legal or equitable right, interest or claim in or to any property or assets of the Corporation. (b) In the event that, in its discretion, the Corporation purchases an insurance policy or policies insuring the life of a Participant (or any other property), to allow the Corporation to recover or meet the cost of providing benefits, in whole or in part, hereunder, no Participant or beneficiary shall have any rights whatsoever therein or in the proceeds therefrom. The Corporation shall be the sole owner and beneficiary of any such insurance policy or property and shall possess and may exercise all incidents of ownership therein.

      11.03 NO CONTRACT OF EMPLOYMENT. Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon the Participant the right to continue to be employed by the Corporation in his or her present capacity or in any capacity. It is expressly understood that this Plan relates to the payment of deferred compensation for the Participant's services, payable after termination of his or her employment with the Corporation, and is not intended to be an employment contract.

      11.04 BENEFITS NOT TRANSFERABLE. No Participant or beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part of all of the amounts payable hereunder. No such amounts shall be subject to seizure by any creditor of any such Participant or beneficiary, by a proceeding at law or in equity, nor shall such amounts be transferable by operation of law in the event of bankruptcy, insolvency or death of the Participant or beneficiary. Any such attempted assignment shall be void.

                                 ARTICLE TWELVE

      12.01 CLAIM PROCEDURE. A person who believes that he or she is being denied a benefit to which he or she is entitled under the Plan (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Corporation, setting forth his or her claim. The request must be addressed to the President of the Corporation at its then principal place of business.

      12.02 CLAIM DECISION. Upon receipt of a claim, the Corporation shall advise the Claimant that a reply will be forthcoming within 90 days and the Plan Administrator shall, in fact, deliver such reply within such period. The Plan Administrator may, however, extend the reply period for an additional 90 days for reasonable cause. If the claim is denied in whole or in part, the Plan Administrator shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

            i.    The specific reason or reasons for such denial;

            ii. Specific reference to pertinent provisions of this Plan on which such denial is based;

            iii. A description of any additional material or information necessary for the Claimant to perfect his or claim and an explanation why such material or such information is necessary;

            iv. Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

            v. The time limits for requesting a review under subsection iii and for review under subsection iv hereof.

      12.03 REQUEST FOR REVIEW. Within 60 days after receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Corporation review the Plan Administrator's determination. Such request must be addressed to the Secretary of the Corporation at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Corporation. If the Claimant does not request a review of the determination within such 60 day period, he or she shall be bared and estopped from challenging the determination.

      12.04 REVIEW OF DECISION. Within 60 days after the Corporation's receipt of a request for review, it will review the Plan Administrator's determination. After considering all material presented by the Claimant, the Corporation will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Plan on which the decision is based. If special circumstances require that the 60 day time period be extended, the Corporation will so notify the Claimant and will render the decision as soon as possible, but no later than 120 days after receipt of the request for review.

                                ARTICLE THIRTEEN
                                   ARBITRATION

      13.01 APPLICABLE RULES AND LAWS: Any controversy relating to a claim arising out of or relation to this Plan, including, but not limited to claims for benefits due under this Plan, claims for the enforcement of ERISA, claims based on the federal common law of ERISA, claims alleging discriminatory discharge under ERISA, claims based on state law, and assigned claims relation to this Plan shall be settled by arbitration in accordance with the then current Employee Benefit Claims Arbitration Rules of the American Arbitration Association (the "AAA") or any successor rules which are hereby incorporated into the Plan by this reference; provided, however, both the Corporation and the Participant shall have the right at any time to seek equitable relief in court without submitting the issue to arbitration.

      13.03 EXHAUSTION OF ADMINISTRATIVE REMEDY: Neither the Participant (or his beneficiary) nor the Plan may be required to submit such claim or controversy to arbitration until the Participant (or his beneficiary) has first exhausted the Plan's initial appeals procedures set forth in Section 2.6. However, if the Participant (or his beneficiary) and the Corporation agree to do so, they may submit the claim or controversy to arbitration at any point during the processing of the dispute.

      13.04 COSTS: The Corporation will bear all costs of an arbitration, except that the Participant will pay the filing fee set by the AAA and the arbitrator shall have the power to apportion among the parties expenses such as pre-hearing discovery, travel, experts' fees, accountants' fees, and attorneys' fees except as otherwise provided herein. The decision of the arbitrator shall be final and binding on all parties, and judgment on the arbitrator's award may be entered in any court of competent jurisdiction.

      13.05 STATUTE OF LIMITATIONS: If there is a dispute as to whether a claim is subject to arbitration, the arbitrator shall decide the issue. The claim must be filed with the AAA within the applicable statute of limitations period. The arbitrator shall issue a written determination sufficient to ensure consistent application of the Plan in the future.

      13.06 PLACE OF HEARING AND SELECTION OF ARBITRATOR: Any arbitration will be conducted in accordance with the following provisions, notwithstanding the Rules of the AAA. The arbitration will take place in a neutral location within the metropolitan area in which the Participant was or is employed by the Corporation. The arbitrator will be selected from the attorney members of the Commercial Panel of the AAA who reside in the metropolitan area where the arbitration will take place and have at least 5 years of ERISA experience. If an arbitrator meeting such qualifications is unavailable, the arbitrator will be selected from the attorney members of the National Panel of Employee Benefit Claims Arbitrators established by the AAA.

      13.07 DISCOVERY: In any such arbitration, each party shall be entitled to discovery of any other party as provided by the Federal Rules of Civil Procedure then in effect; provided, however, that discovery shall be limited to a period of 60 days. The arbitrator may make orders and issue subpoenas as necessary. The arbitrator shall apply ERISA, as construed in the federal Circuit in which the arbitration takes place, to the interpretation of the Plan and the Federal Arbitration Act to the interpretation of this arbitration provision.

                                ARTICLE FOURTEEN

      14.01 AMENDMENT. This Plan may be amended or terminated by the Corporation at any time, without notice to or consent of any person, pursuant to resolutions adopted by its Board of Directors. Any such amendment or termination shall take effect as of the date specified therein and, to the extent permitted by law, may have retroactive effect. However, no such amendment or termination shall reduce
(i) the amount then credited to the Participant's Retirement Account, or (ii) his or her vested percentage under paragraph 3.01. If the Plan is terminated, benefits will be distributed in accordance with Article Six, as if the termination date were the Participant's Normal Retirement Date. Any other provision of this Plan to the contrary notwithstanding, the Plan may be amended by the Corporation at any time, and retroactively if required to the extent that, in the opinion of the Corporation, such amendment shall be necessary in order to ensure that the Plan will be characterized as a plan maintained for a select group of management or highly compensated employees, as described in sections 201(2), 301(a) (3) and 401 (a)(1) of ERISA, or to conform the Plan to the requirements of any applicable law, including ERISA and the Code. No such amendment shall be considered prejudicial to any interest of a Participant or beneficiary hereunder.

                                 ARTICLE FIFTEEN

      15.01 NOTICE. Any notice, consent or demand required or permitted to be given under the provisions of this Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United States certified mail, postage prepaid, addressed to the addressee's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice consent or demand. Any person may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.

                                 ARTICLE SIXTEEN

      16.01 FACILITY OF PAYMENT. If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Plan Administrator may, in its discretion, make such distribution (i) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains his or her residence, or
(ii) to the conservator or committee or, if none, to the person having custody of an incompetent payee. Any such distribution shall fully discharge the Plan Administrator, the Corporation and Plan from further liability on account thereof.

                                ARTICLE SEVENTEEN

      17.01 BOARD AUTHORITY. The Board shall have full power and authority to interpret, construe, and administer this Agreement and the Board's interpretations and constructions thereof, and actions thereunder, including any valuation of the Deferred Compensation Account or the amount or recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes, subject to the terms and conditions of Article 12. No member of the Board shall be liable to any person for any action taken or admitted in connection with the interpretation and administration of this Agreement unless attributable to their willful misconduct or lack of good faith.

                                ARTICLE EIGHTEEN

      18.01 GOVERNING LAW. The Plan and the right and obligations of all persons hereunder shall be governed by and construed in accordance with the laws of the State of Tennessee other than its laws regarding choice of law, to the extent that such state law is not preempted by federal law.

      IN WITNESS WHEREOF, the Corporation has executed this Plan as of the day and year above first written.

ATTEST:

_____________________________        COMMUNITY FIRST BANK & TRUST

                                     By:______________________________________
                                     Dianne Scroggins, Chief Financial Officer